UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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New Century Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEW CENTURY BANCORP, INC.

700 West Cumberland Street

Dunn, North Carolina 28334

(910) 892-7080

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held

May 26, 2004

NOTICE is hereby given that the Annual Meeting of Shareholders of New Century Bancorp, Inc. (the “Corporation”) will be held as follows:

Place:	Dunn Community Center
205 Jackson Road
Dunn, North Carolina

Date:	Wednesday, May 26, 2004

Time:	10:00 a.m.

The purposes of the meeting are:

1.	To ratify Article III Section 2 of the Bylaws of the Corporation which provides for the staggering of the terms of directors.

2.	To elect nine members of the Board of Directors for terms of one, two or three years, provided Proposal 1 is approved by the shareholders, or all nine members for one-year terms should Proposal 1 not be approved.

3.	To approve an amendment to the Corporation’s 2000 Nonstatutory Stock Option Plan.

4.	To approve an amendment to the Corporation’s 2000 Incentive Stock Option Plan.

5.	To approve the Corporation’s 2004 Incentive Stock Option Plan.

6.	To ratify the appointment of Dixon Hughes PLLC as the Corporation’s independent public accountants for 2004.

7.	To transact any other business that may properly come before the meeting.

You are cordially invited to attend the meeting in person. However, even if you expect to attend the meeting, you are requested to complete, sign and date the enclosed appointment of proxy and return it in the envelope provided for that purpose to ensure that a quorum is present at the meeting. The giving of an appointment of proxy will not affect your right to revoke it or to attend the meeting and vote in person.

By Order of the Board of Directors

/s/ John Q. Shaw, Jr.

John Q. Shaw, Jr.
President and Chief Executive Officer

April 26, 2004

NEW CENTURY BANCORP, INC.

700 West Cumberland Street

Dunn, North Carolina 28334

(910) 892-7080

PROXY STATEMENT

Mailing Date: On or about April 26, 2004

ANNUAL MEETING OF SHAREHOLDERS

To Be Held

May 26, 2004

General

This Proxy Statement is furnished in connection with the solicitation of the enclosed appointment of proxy by the Board of Directors of New Century Bancorp, Inc. (the “Corporation”) for the Annual Meeting of Shareholders of the Corporation to be held at the Dunn Community Center, 205 Jackson Road, Dunn, North Carolina, at 10:00 a.m. on May 26, 2004, and any adjournments thereof.

Solicitation and Voting of Appointments of Proxy; Revocation

Persons named in the appointment of proxy as proxies to represent shareholders at the Annual Meeting are J. Gary Ciccone, Oscar N. Harris, and C. L. Tart, Jr. Shares represented by each appointment of proxy which is properly executed and returned, and not revoked, will be voted in accordance with the directions contained in the appointment of proxy. If no directions are given, each such appointment of proxy will be voted FOR the election of each of the nine nominees for director named in Proposal 2 below and FOR Proposals 1, 3, 4, 5 and 6. If, at or before the time of the Annual Meeting, any nominee named in Proposal 2 has become unavailable for any reason, the proxies will have the discretion to vote for a substitute nominee. On such other matters as may come before the meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters. An appointment of proxy may be revoked by the shareholder giving it at any time before it is exercised by filing with Brenda B. Bonner, Secretary of the Corporation, a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

Expenses of Solicitation

The Corporation will pay the cost of preparing, assembling and mailing this Proxy Statement and other proxy solicitation expenses. In addition to the use of the mails, appointments of proxy may be solicited in person or by telephone by officers, directors and employees of the Corporation and its subsidiary banks without additional compensation. The Corporation will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Corporation’s common stock.

Record Date

The close of business on April 9, 2004 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only those shareholders of record on that date will be eligible to vote on the proposals described herein.

Voting Securities

The voting securities of the Corporation are the shares of its common stock, par value $1.00 per share, of which 10,000,000 shares are authorized and 2,541,655 shares were outstanding on December 31, 2003. There are approximately 1,267 holders of record of the Corporation’s common stock.

Voting Procedures; Quorum; Votes Required for Approval

Each shareholder is entitled to one vote for each share held of record on the Record Date on each director to be elected and on each other matter submitted for voting. In accordance with North Carolina law, shareholders will not be entitled to vote cumulatively in the election of directors at the Annual Meeting.

A majority of the shares of common stock of the Corporation issued and outstanding on the Record Date must be present in person or by proxy to constitute a quorum for the conduct of business at the Annual Meeting.

Assuming a quorum is present, in the case of Proposal 2 below, the nine directors receiving the greatest number of votes shall be elected.

In the case of Proposals 1, 3, 4, 5 and 6 below, for such proposals to be approved, the number of votes cast for approval must exceed the number of votes cast against the proposal. Abstentions and broker nonvotes will have no effect.

Authorization to Vote on Adjournment and Other Matters

By signing an appointment of proxy, shareholders will be authorizing the proxyholders to vote in their discretion regarding any procedural motions which may come before the Annual Meeting. For example, this authority could be used to adjourn the Annual Meeting if the Corporation believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional proxies to establish a quorum or to provide additional information to shareholders. However, proxies voted against the Proposals will not be used to adjourn the Annual Meeting. The Corporation does not have any plans to adjourn the meeting at this time, but intends to do so, if needed, to promote shareholder interests.

Beneficial Ownership of Voting Securities

As of December 31, 2003, no shareholder known to management owned more than 5% of the Corporation’s common stock.

As of December 31, 2003 the beneficial ownership of the Corporation’s common stock, by directors individually, and by directors and executive officers as a group, was as follows:

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)(2)	PERCENT OF CLASS (3)

Lisa F. Campbell Raleigh, NC	6,050	0.24

J. Gary Ciccone.(4) Fayetteville, NC	26,598	1.05

B. Darrell Fowler.(5) Buies Creek, NC	23,789	0.93

T. C. Godwin, Jr.(6) Dunn, NC	20,552	0.81

Oscar N. Harris(7) Dunn, NC	86,842	3.41

Gerald W. Hayes Dunn, NC	36,298	1.43

John McCauley(8) Fayetteville, NC	19,147	0.75

Carlie C. McLamb(9) Dunn, NC	77,277	3.03

Anthony Rand.(10) Fayetteville, NC	25,834	1.02

John Q. Shaw, Jr.(11) Dunn, NC	47,288	1.83

C. L. Tart, Jr. (12) Dunn, NC	53,905	2.12

All Directors and Executive Officers as a group (14 persons)	431,034	16.27

(1)	Except as otherwise noted, to the best knowledge of the Corporation’s management, the above individuals and group exercise sole voting and investment power with respect to all shares shown as beneficially owned other than the following shares as to which such powers are shared: Mr. Harris—44,437 shares; Mr. McLamb—28,677 shares; Mr. Shaw—242 shares; and Mr.Tart—4,840 shares.

(2)	Included in the beneficial ownership tabulations are the following options to purchase shares of common stock of the Company: Ms. Campbell—6,050; Mr. Fowler—23,499; Mr. Godwin—4,895; Mr. Harris—4,895; Mr. Hayes—4,895; Mr. Mr. McLamb—4,895; Mr. Shaw—46,998; and Mr. Tart—4,895.

(3)	The calculation of the percentage of class beneficially owned by each individual and the group is based on the sum of (i) a total of 2,541,655 shares of common stock outstanding as of December 31, 2003, and (ii) options to purchase shares of common stock which are exercisable within 60 days of December 31, 2003.

(4)	Includes 990 shares owned by Mr. Ciccone’s spouse and 825 shares owned by Mr. Ciccone’s children.

(5)	Includes 290 shares held by Mr. Fowler as custodian.

(6)	Includes 605 shares owned by Mr. Godwin’s spouse.

(7)	Includes 1,210 shares owned by Mr. Harris’ spouse.

(8)	Includes 14,807 shares owned by Mr. McCauley’s father.

(9)	Includes 30,250 shares owned by Mr. McLamb’s business.

(10)	Includes 4,444 shares owned by Senator Rand’s spouse.

(11)	Includes 48 shares owned by Mr. Shaw’s spouse.

(12)	Includes 38,781 shares by owned Mr. Tart’s business and 3,762 shares owned by Mr. Tart’s spouse.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and executive officers of the Corporation are required by federal law to file reports with the Securities and Exchange Commission (the “SEC”) regarding the amount of, and changes in, their beneficial ownership of the Corporation’s common stock. Except for certain initial reports on Form 3 which were filed late for each of the Corporation’s directors, all such ownership reports have been timely filed and the ownership status by the executive officers and directors of the Corporation’s common stock is current.

PROPOSAL 1: RATIFICATION OF BYLAW PROVISION REGARDING

STAGGERING OF THE TERMS OF DIRECTORS

The Board has approved and recommends that the shareholders ratify Article III Section 2 of the Corporation’s Bylaws which provides for the classification of the Corporation’s directors into three groups with staggered terms of office. The text of Article III Section 2 is provided in Exhibit A to this Proxy Statement. Article III Section 2 provides that the number of directors shall be not less than six or more than 15. In the event that there are nine or more directors, the directors will be divided into three classes, as nearly as equal in number as possible, with terms of office staggered into one, two and three year terms. After the expiration of these initial terms, all candidates for director will be nominated to three-year terms.

Over the last several years there has been a trend towards the accumulation of substantial stock positions in public corporations by outside parties whether with a view toward utilizing a controlling block of stock to force a merger or as a prelude to proposing a restructuring or sale of all or part of a corporation or other similar extraordinary corporate action requiring the approval of its board of directors. These actions are often undertaken without advance notice to or consultation with management of the corporation. In many cases, such third parties seek representation on the corporation’s board of directors in order to increase the likelihood that their proposals will be implemented by the corporation. If the corporation resists the efforts to obtain representation on its board, the outside parties may commence proxy contests to have themselves or their nominees elected to the board in place of certain directors or the entire board.

The Board believes that in many circumstances such efforts may not be beneficial to the interests of the Corporation and its shareholders, because they may deprive management of the time and information necessary to evaluate the proposals, to study alternative proposals and to help ensure that the best price is obtained in any transaction which may ultimately be undertaken. Thus, Proposal 1 is designed to protect against rapid shifts in control of the Board and assist in assuring continuity in the management, affairs and business strategies of the Corporation. The Corporation is not currently aware, however, of any specific effort by a party to obtain control of the Corporation.

The overall effect of Proposal 1 may be to render more difficult or to discourage altogether a merger or tender offer, or the assumption of control by a holder of a large block of the common stock and the removal of incumbent management, even if such transactions or events are favorable to the interests of shareholders. Specifically, it should be noted that Proposal 1 would make a change in directors and management for any reason more difficult at each election of directors because the staggering of terms of directors would have the effect of requiring at least two shareholder meetings, rather than one, to effect a change in majority control of the Corporation. If Proposal 1 is adopted, shareholders will elect directors to longer terms and existing directors, if re-elected, would be the initial beneficiaries of the extended terms.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF ARTICLE III SECTION 2 OF THE BYLAWS OF THE CORPORATION.

PROPOSAL 2: ELECTION OF DIRECTORS

The Board has set the number of directors of the Corporation at nine and recommends that shareholders vote for each of the directors listed below for the terms as indicated below or, in the event that Proposal 1 is not approved, for a term of one year:

Name and Age	Position(s) Held	Director Since	Principal Occupation and Business Experience During the Past 5 Years
One Year Terms

Gerald W. Hayes (60)	Director	1999*	Attorney and President, Hayes, Williams, Turner & Daughtry, P.A., 1969-Present (law firm); Partner, Hayes & Warren partnership, 1980-Present.

T.C. Godwin (63)	Director	1999*	President, T-Mart Food Stores, Inc., 1970-Present (convenience stores).

Anthony Rand (64)	Director	2003	Majority Leader, North Carolina State Senate; Consultant, Sonorex, Inc.; President, Rand & Gregory, P.A.
Two Year Terms

Oscar N. Harris (64)	Director	1999*	Senior Partner-President, Oscar N. Harris & Assoc. P.A., (CPA’s) 1979-Present; former North Carolina State Senator

John Q. Shaw, Jr. (62)	Director	1999*	President and Chief Executive Officer, New Century Bank, 1999-Present; Senior Vice President and Commercial City Executive for BB&T, 1997-1999; Senior Vice President and Regional Executive for Harnett and Lee Counties for United Carolina Bank, 1972-1997.

John McCauley (36)	Director	2003	General Manager, McCauley & McDonald Investments, Inc.; General Manager, AOM Investments, LLC
Three Year Terms

C.L. Tart, Jr. (69)	Director	1999*	President, Tart & Tart, Inc., 1969-Present (holding company).

Carlie C. McLamb (66)	Director	1999*	President, Carlie C’s IGA and Carlie C’s Operation, 1962-Present (grocery stores).

J. Gary Ciccone (57)	Director	2003	Real estate developer; Owner, Nimocks, Ciccone & Townsend, Inc. (commercial real estate brokerage)

*	Includes prior service as a director of New Century Bank.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR OF THE CORPORATION FOR THE TERMS INDICATED ABOVE IF PROPOSAL 1 IS APPROVED, OR FOR A TERM OF ONE YEAR IF PROPOSAL 1 IS NOT APPROVED.

Director Relationships

With the exception of Senator Anthony Rand, who is a director of Law Enforcement Associates Corporation, no director of the Corporation is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940.

There are no family relationships among directors, executive officers, or nominees of the Corporation.

Meetings and Committees of the Board of Directors

The Corporation was formed in 2003 to serve as the holding company for New Century Bank and New Century Bank of Fayetteville, however, the Board of Directors of the Corporation did not hold any formal board meetings during 2003. It is the policy of the Corporation that directors attend each annual meeting, and any special meetings, of shareholders.

The Corporation’s Board has several standing committees including a Nominating Committee and an Audit/Compliance Committee.

Nominating Committee. The duties of the Nominating Committee are: (i) to assist the Board of Directors, on an annual basis, by identifying individuals qualified to become board members, and to recommend to the board the director nominees for the next meeting of shareholders at which directors are to be elected; and (ii) to assist the Board of Directors by identifying individuals qualified to become board members, in the event a vacancy on the board exists and that such vacancy should be filled.

The members of the Nominating Committee are “independent” as defined by NASDAQ listing standards. The Bylaws of the Corporation state that candidates may be nominated for election to the Board of Directors by the Nominating Committee or by any shareholder of the Corporation’s common stock. It is the policy of the Nominating Committee to consider all shareholder nominations. Shareholder nominations must be submitted to the Nominating Committee in writing on or before September 30th of the year preceding the annual meeting at which the nominee would stand for election to the Board of Directors and must be accompanied by each nominee’s written consent to serve as a director of the Corporation if elected. The Bylaws of the Corporation require that all nominees for director, including shareholder nominees, have business, economic or residential ties to the Corporation’s market area. In evaluating nominees for director, the Nominating Committee values community involvement and experience in finance or banking including prior service as an officer or director of an entity engaged in the financial services business, although such experience is not a prerequisite for nomination. The Nominating Committee has adopted a formal written charter, which is attached to this Proxy Statement as Exhibit B.

Report of the Audit/Compliance Committee

The Audit/Compliance Committee of the Corporation is responsible for receiving and reviewing the annual audit report of the Corporation’s independent auditors and reports of examinations by bank regulatory agencies, and helps formulate, implement, and review the Corporation’s internal audit program. The Audit/Compliance Committee assesses the performance and independence of the Corporation’s independent auditors and recommends their appointment and retention. The Audit/Compliance Committee has in place pre-approval policies and procedures that involve an assessment of the performance and independence of the Corporation’s independent auditors, an evaluation of any conflicts of interest that may impair the independence of the independent auditors and pre-approval of an engagement letter that outlines all services to be rendered by the independent auditors.

During the course of its examination of the Corporation’s audit process in 2003, the Audit/Compliance Committee reviewed and discussed the audited financial statements with management. The Audit/Compliance Committee also discussed with the independent auditors, Dixon Hughes PLLC, all matters required to be discussed by the Statement of Auditing Standards No. 61, as amended. Furthermore, the Audit/Compliance Committee received from Dixon Hughes disclosures regarding their independence required by the Independence Standards Board Standard No. 1, as amended and discussed with Dixon Hughes PLLC their independence.

Based on the review and discussions above, the Audit/Compliance Committee (i) recommended to the Board that the audited financial statements be included in the Corporation’s annual report on Form 10-KSB for the year ended December 31, 2003 for filing with the SEC and (ii) recommended that shareholders ratify the appointment of Dixon Hughes PLLC as auditors for 2004.

Although the Corporation’s common stock is not traded on any exchange, the Audit/Compliance Committee members are “independent” and “financially literate” as defined by NASDAQ listing standards. The Board of Directors has determined that Michael S. McLamb, a member of the Audit/Compliance Committee, meets the requirements recently adopted by the Securities and Exchange Commission for qualification as an “audit committee financial expert.” An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of GAAP in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that are of the same level of complexity that can be expected in the registrant’s financial statements, or experience supervising people engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

The Audit/Compliance Committee has adopted a formal written charter that is reviewed by the Committee for adequacy on an annual basis.

This report is submitted by the Audit/Compliance Committee:

T.C. Godwin

Tracy L. Johnson*

John McCauley

Carlie C. McLamb

Michael S. McLamb*

Lee Tart**

Lyndo Tippett*

*	Member of the Board of Directors of New Century Bank.
**	Member of the Board of Directors of New Century Bank of Fayetteville.

Director Compensation

Board Fees. The Corporation’s directors have not received any cash compensation to date.

2000 Nonstatutory Stock Option Plan. The shareholders of New Century Bank ratified the 2000 Nonstatutory Stock Option Plan (the “Nonstatutory Option Plan”) at the 2000 Annual Meeting of shareholders. In connection with the reorganization of New Century Bank into the holding company form of organization which resulted in the creation of the Corporation in 2003, the 2000 Nonstatutory Option Plan was adopted by the Corporation and options under that plan were converted into options to purchase shares of the Corporation’s common stock. Under the terms of the plan, options on 117,496 shares of the Corporation’s Common Stock are currently available for issuance to members of the Corporation’s Board of Directors and the board of any subsidiary of the Corporation. During 2000, each director of New Century Bank, except for Mr. Shaw, was granted 4,046 options under the Nonstatutory Option Plan.

Executive Officers

Set forth below is certain information regarding the Corporation’s executive officers.

NAME	AGE	POSITION	BUSINESS EXPERIENCE
John Q. Shaw, Jr.	62	President and Chief Executive Officer of the Corporation and New Century Bank	President and Chief Executive Officer, New Century Bancorp, Inc., New Century Bank, 1999-Present; Senior Vice President and Commercial City Executive for BB&T, 1997-1999; Senior Vice President and Regional Executive for Harnett and Lee Counties for United Carolina Bank, 1972-1997.

William L. Hedgepeth	42	Chief Executive Officer of New Century Bank of Fayetteville	Chief Executive Officer, New Century Bank of Fayetteville, 2004-Present; Senior Vice President and Area Executive for Fayetteville, First South Bank, 2001-2004.

Kevin S. Bunn	42	President of New Century Bank of Fayetteville	President, New Century Bank of Fayetteville, 2003-Present; Senior Vice President, Wachovia Bank, 1985-2003.

NAME	AGE	POSITION	BUSINESS EXPERIENCE
Lisa F. Campbell	36	Senior Vice President and Chief Financial Officer of the Corporation and New Century Bank	Vice President and Chief Financial Officer, New Century Bancorp, Inc., Senior Vice President and Chief Financial Officer, New Century Bank, 2000-Present; Senior Vice President and Controller, Triangle Bancorp, Inc., Raleigh, NC, 1997-2000; Assurance Senior Manager, KPMG LLP, Raleigh, NC, 1993-1997.

B. Darrell Fowler	38	Senior Vice President and Chief Credit Officer of New Century Bank	Senior Vice President and Chief Credit Officer, New Century Bank, 2000-Present; Senior Vice President—Market Executive, Triangle Bank, Dunn, NC, 1993-2000.

Joan I. Patterson	57	Senior Vice President and Operations Administrator of New Century Bank	Vice President and Operations Administrator, New Century Bank, 2000-Present; Branch Manager, BB&T, Dunn, NC, 1973-2000.

Peter J. Siemion	37	Senior Vice President and Senior Credit Officer of New Century Bank	Senior Vice President and Senior Credit Officer of New Century Bank, 2003-Present; Senior Vice President and Commercial Credit Administrator, First South Bank, 2001-2003; Vice President and Credit Administrator Officer, Capital Bank, 1999-2001.

Executive Compensation

The following table shows the cash and certain other compensation paid to or received or deferred by executive officers of the Corporation for services rendered in all capacities during fiscal year 2003. No other current executive officer of the Corporation received compensation for 2003 that exceeded $100,000.

SUMMARY COMPENSATION TABLE

Annual Compensation (1)
Name and Principal Position	Year	Salary	Bonus	All Other Compensation(2)
John Q. Shaw, Jr., President & Chief Executive Officer	2003 2002 2001	$130,000 122,000 115,000	$30,000 30,000 27,000	$11,726 9,927 7,837

Lisa F. Campbell, Senior Vice President & Chief Financial Officer	2003 2002 2001	$93,064 89,100 81,000	$13,000 13,000 17,993	$3,321 3,489 2,682

B. Darrell Fowler, Senior Vice President & Chief Credit Officer	2003 2002 2001	$106,000 89,280 85,008	$14,000 14,000 17,993	$3,776 7,433 6,624

(1)	In addition to compensation paid in cash, the Corporation’s executive officers receive certain personal benefits. However, the aggregate value of such non-cash benefits received by the named executives during 2003, 2002 and 2001 did not exceed 10% of the cash compensation paid in any such year.

(2)	Includes life insurance premiums and 401(k) matching contributions paid in 2003, 2002 and 2001.

2000 Incentive Stock Option Plan. At the 2000 Annual Meeting, the shareholders approved the adoption of the New Century Bank 2000 Incentive Stock Option Plan. The 2000 Incentive Stock Option Plan was adopted by the Board of Directors of the Corporation in connection with the Corporation’s formation as the bank holding company for New Century Bank and New Century Bank of Fayetteville. Upon adopting of the 2000 Incentive Stock Option Plan by the Corporation, all outstanding options to purchase shares of New Century Bank were converted into options to purchase shares of the Corporation’s common stock. The 2000 Incentive Stock Option Plan provides for the issuance of up to 110,682 shares of the Corporation’s common stock upon the exercise of outstanding stock options.

Messrs. Shaw and Fowler and Ms. Campbell were not granted any stock options during the fiscal year ended December 31, 2003. The following table sets forth information regarding option exercises and option values as of the end of the fiscal year ended December 31, 2003.

AGGREGATED OPTION EXERCISES IN FISCAL 2003

AND FISCAL YEAR END OPTION VALUES

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End Exercisable/Unexercisable	Value of Unexercised In-The-Money Options at Fiscal Year End Exercisable/Unexercisable(1)
John Q. Shaw, Jr.	-0-	-0-	46,998 / -0-	$371,754 / -0-
Lisa F. Campbell	-0-	-0-	6,050 / -0-	$ 47,856 / -0-
B. Darrell Fowler	-0-	-0-	23,499 / -0-	$185,877 / -0-

(1)	At December 31, 2003, the Corporation’s stock price was $17.00 per share.

Employment Agreements. New Century Bank (the “Bank”) has entered into an employment agreement, dated May 24, 2000, with Mr. Shaw to serve as its President and Chief Executive Officer. The term of the employment agreement currently extends through September 1, 2008. Mr. Shaw’s current base salary under the agreement is $130,000 per year. Mr. Shaw is also entitled to certain fringe benefits normally associated with individuals serving in the capacity as Chief Executive Officer of a community bank. The employment agreement provides that following termination of Mr. Shaw’s employment with the Bank, he cannot compete within a 50 mile radius of Dunn, North Carolina for a period of five years, provided however, that this covenant not to compete does not apply following a “change in control” of the Corporation.

The employment agreement provides that if a “termination event” occurs within 24 months following a “change in control” of the Corporation, Mr. Shaw shall be entitled to terminate his employment agreement and receive 299% of his base amount of compensation. A “termination event” will occur if (i) Mr. Shaw is assigned duties and/or responsibilities that are inconsistent with his position, duties, or status at the time of the change in control or with his reporting responsibilities or titles with the Corporation in effect at the time of the change in control; (ii) Mr. Shaw’s annual base salary is reduced below the amount in effect as of the change in control; (iii) Mr. Shaw’s life insurance, major medical insurance, disability insurance, dental insurance, stock option plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans, or similar plans or benefits being provided by the Corporation to Mr. Shaw as of the effective date of the change in control are reduced in their level, scope, or coverage, or any such insurance, plans, or benefits are eliminated, unless such reduction or elimination applies proportionately to all salaried employees of the Corporation who participated in such benefits prior to such change in control; or (iv) Mr. Shaw is transferred to a location outside Dunn, North Carolina without Mr. Shaw’s express written consent. A “change in control” of the Corporation will occur if (i) the Corporation merges with another corporation and immediately following such merger, less than a majority of the combined voting power of the resulting corporation is held by person who were stockholders of the Corporation immediately prior to the transaction; (ii) a report on Schedule 13(d), Schedule TO, or another form or schedule (other than Schedule 13G) is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if such schedule or form disclosed that the filing person, or persons acting in concert, has or have become the beneficial owner of 25% or more of the combined voting power of the Corporation’s outstanding voting securities; (iii) during any period of two consecutive years, individuals who constitute the Corporation’s Board of Directors at the beginning of the two-year period cease, for any reason, to constitute at least a majority of the Board; or (iv) all or substantially all of the assets of the Corporation are sold or otherwise transferred to or are acquired by any other corporation, association, or other person, entity or group. The employment agreement further provides that any transaction or event shall not be considered a “change in control” if Mr. Shaw and the Bank agree in writing that the transaction or event shall not be considered a Change in Control for purposes of the employment agreement.

The Bank has also entered into employment agreements with Lisa F. Campbell, to serve as Chief Financial Officer and B. Darrell Fowler, to serve as Chief Credit Officer. These employment agreements each provide for an initial term of three years. The terms of the employment agreements automatically extend for an additional year on each anniversary of their respective effective dates, unless notice of termination is received prior to renewal. Ms. Campbell and Mr. Fowler are also entitled to certain fringe benefits normally associated with individuals serving in their capacities with a community bank.

The employment agreements with Ms. Campbell and Mr. Fowler provide that if a “termination event” (as defined above) occurs within 24 months of a “change in control,” the affected officer shall be entitled to terminate the employment agreement and receive a lump sum payment equal to 150% of such officer’s “base amount” of compensation. For purposes of the employment agreements, a “change in control” of the Corporation will occur if (i) any individual or entity directly or indirectly acquires beneficial ownership of voting stock, or acquires irrevocable proxies or any combination of voting stock and irrevocable proxies, representing 25% or more of any class of voting securities of the Corporation, or acquires control of, in any manner, the election of a majority of directors of the Corporation; (ii) the Corporation merges with or into another corporation; association, or entity or is otherwise reorganized, where the Corporation is not the surviving corporation; or (iii) all or substantially all of the assets of the Corporation are sold or otherwise transferred to or are acquired by any other corporation, association, or other person, entity or group.

Executive Supplemental Retirement Plan. The Bank has also entered into an Executive Supplemental Retirement Plan Agreement with Mr. Shaw. Agreements such as the Executive Supplemental Retirement Plan Agreement are becoming increasingly common in the banking industry. The reason is that caps on qualified plan contributions and distributions, as well as Social Security, often limit bank executives’ retirement benefits to 30% to 50% of final pay. In contrast, other bank staff are unaffected or are less severely affected by those caps and they can therefore end their working careers with retirement benefits at 70% to 90% of final pay. Arrangements such as the Executive Supplemental Retirement Plan Agreement can remedy the shortfall in executive retirement compensation and deliver retirement benefits commensurate with bank executives’ final pay. The Executive Supplemental Retirement Plan Agreement is unfunded, but requires the Bank to accrue an amount of benefits to be paid to Mr. Shaw upon retirement at age 67 and under certain other circumstances such as termination after a “change in control.” To offset the accruals, the Bank has purchased life insurance policies on four of its executive officers and has entered into Life Insurance Endorsement Method Split Dollar Plan Agreements with each such executive. The death benefits of these bank owned life insurance policies are designed to pay the Bank for the cost of the premiums and accruals for the retirement payments. These one-time premium payments aggregated $2.1 million. The Executive Supplemental Retirement Plan Agreement provides for Mr. Shaw to receive monthly payments beginning upon his retirement at age 67, or, under certain circumstances, upon his early termination or disability. In addition, the Executive Supplemental Retirement Plan Agreement provides for a lump sum payment in the event that Mr. Shaw’s employment is terminated, under certain conditions, within 12 months of a “change in control” of the Corporation. The lump sums payable to Mr. Shaw, should a “change in control” of the Corporation occur, is $464,199.

The Executive Supplemental Retirement Plan Agreement also provides for payment of a tax gross-up benefit if the aggregate benefits payable to Mr. Shaw after a “change in control” are subject to excise taxes under certain provisions of the Internal Revenue Code. In general terms, the Internal Revenue Code disallows an employer’s compensation deduction for so-called “excess parachute payments” made to an executive after a “change in control”. Additionally, the Internal Revenue Code imposes a 20% excise tax on the executive receiving such excess parachute payments. Should payments to Mr. Shaw be deemed excess parachute payments, he will be entitled to additional payments to compensate him for excise taxes imposed on him as well as for taxes imposed on the gross-up benefit itself. Those additional gross-up benefits would not be deductible payments for the Corporation. Further, the Bank has agreed to pay legal fees incurred by Mr. Shaw, up to a maximum of $500,000, if the Executive Supplemental Retirement Plan Agreement is challenged following a “change in control.”

401(k) Plan. The Corporation has adopted a tax-qualified savings plan for employees. The 401(k) Plan covers all employees beginning the first day of their first full month of service. Employees may contribute up to 15% of their compensation, subject to the maximum allowed by law. The Corporation contributes 50% of up to 6% of compensation contributed by participants. Matching contributions vest at a rate of 25% per year following the participant’s first year of service.

Indebtedness of and Transactions with Management

The Corporation’s bank subsidiaries have had, and expect to have in the future, banking transactions in the ordinary course of business with certain of their current directors, nominees for director, executive officers and associates. All loans included in such transactions will be made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time such loans were made for comparable transactions with other persons, and will not involve more than the normal risk of collectibility or present other unfavorable features.

Loans made by New Century Bank or New Century Bank of Fayetteville to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the Board of Directors with any “interested director” not participating, dollar limitations on amounts of certain loans and prohibits any favorable treatment being extended to any director or executive officer in any of the banks’ lending matters. To the best knowledge of the management of the Corporation and the banks, Regulation O has been complied with in its entirety.

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO

THE 2000 NONSTATUTORY STOCK OPTION PLAN

On January 20, 2004, the Board approved an amendment to the Corporation’s 2000 Nonstatutory Stock Option Plan (the “NSSO Plan”), subject to shareholder approval, to increase the total number of shares available for grant upon the exercise of options granted under the NSSO Plan. The proposed amendment provides that an aggregate of 119,358 shares will be added to the 117,496 shares currently reserved by the Corporation for issuance upon the exercise of stock options granted from time to time under the NSSO Plan. The purpose of the NSSO Plan generally is to assist the Corporation in attracting and retaining directors whose interests are the same as those of shareholders, and to provide an additional incentive for directors to whom Nonstatutory Options are granted to manage the Corporation in a manner that will enhance financial performance and shareholder value. The proposed amendment to the NSSO Plan will allow the Corporation to continue to address these goals through the grant of nonstatutory stock options to directors in the future, including members of the Board of Directors of the Corporation who were not formerly granted options under the NSSO Plan for service as directors of New Century Bank.

The NSSO Plan is administered by the Board and generally provides for the issuance and sale of shares of the Corporation’s common stock (subject to adjustment as described below) upon the exercise of Nonstatutory Options. The Board is authorized to determine the persons to whom and numbers of shares for which Nonstatutory Options will be granted, to interpret and construe the terms and provisions of the Nonstatutory Option Plan and to make rules and other determinations relating to and reasonable or advisable in administering the Nonstatutory Option Plan. The Nonstatutory Option Plan provides that, to the extent permitted by applicable law, members of the Board will be indemnified by the Corporation for certain legal expenses and liability incurred in connection with the administration of the Nonstatutory Option Plan.

The price per share (the “Exercise Price”) of common stock covered by each Nonstatutory Option granted shall be set by the Board at the time the Nonstatutory Option is granted, but shall not be less than 100% of the fair market value (as determined by the Board) of a share of common stock at the time the Nonstatutory Option is granted. The fair market value of a share of common stock at the date of grant shall be determined according to the Nonstatutory Option Plan in the following manner: (1) if on the date of grant, the common stock of the Corporation is traded on a securities exchange, the fair market value will be equal to the mean of the closing sales price as reported on each of the ten trading days immediately preceding the date of grant, provided that if a closing sales price is not reported for each of the ten trading days immediately preceding the date of grant, the fair market value shall be equal to the mean of the closing sales prices on those trading days for which such price is available; (2) if the common stock of the Corporation is not listed on any exchange or no closing sales prices are reported on an exchange, but quotations for the common stock are regularly listed on NASDAQ or another comparable system, the fair market value shall be equal to the mean of the average of the closing bid and asked prices as quoted on such system for each of the ten trading days preceding the date of grant, provided that if closing bid and asked prices are not available for each of the ten trading days, the fair market value shall be equal to the mean of the average of the closing bid and asked prices on those trading days during the ten-day period for which such prices are available; or (3) if the common stock is not quoted on NASDAQ or another comparable system, or no such quotations are available on NASDAQ, the fair market value shall be determined by the Board of Directors making a good faith estimate of value based upon the then current financial information of the Corporation and similarly situated peer institutions. If the Board determines that the price as determined above does not represent the fair market value of the shares of common stock on the date of grant, the Board may then consider such other factors as it deems appropriate in determining such fair market value.

Each Nonstatutory Option will become exercisable as specified by the Board at the time of grant and will expire and may not thereafter be exercised after the earlier of: (i) the expiration date set by the Board at the time of grant (which may be no more than 10 years after the date of grant); (ii) the date the Optionee resigns from the Board of Directors or completes his or her term without reelection; (iii) 12 months after Optionee’s death: (1) while serving as a Director; (2) after the Optionee’s retirement from the Board in accordance with the Corporation’s bylaw provisions; or (3) following a “change in control”, but in all events, within 10 years after the date of grant. In connection with any Nonstatutory Option granted, the Board may impose such other restrictions or conditions as it may deem appropriate. Nonstatutory Options are subject to a three-year vesting schedule, whereby 25% of the options granted are vested immediately on the date of grant and 25% vest on each anniversary of the date of grant. Provided, however, that in the event that an Optionee completes his or her term without reelection and Nonstatutory Options previously granted to such Optionee are not fully vested, then 50% of any such unvested Nonstatutory Options shall become immediately vested.

No monetary consideration will be received by the Corporation upon the grant of a Nonstatutory Option. In order to exercise a Nonstatutory Option, the Optionee must give the Corporation written notice of exercise and pay the aggregate exercise price for shares being purchased. Such payment must be made in cash. Optionees will have no rights as shareholders of the Corporation with respect to any shares covered by Nonstatutory Options granted to them until those Nonstatutory Options have been exercised and the exercise price of such shares has been paid to the Corporation.

In the event of increases, decreases or changes in the Corporation’s outstanding common stock resulting from a stock dividend, recapitalization, reclassification, stock split, combination or similar event, or resulting from an exchange of shares or merger or other reorganization in which the Corporation is the surviving entity, the Board shall make equitable proportionate adjustments in the aggregate number and kind of shares available under the Nonstatutory Option Plan, the number and kind of shares which are covered by each then outstanding Nonstatutory Option, and in the exercise price of each unexercised Nonstatutory Option. Unless amended by the Board, the standard Nonstatutory Option Agreement (the “NSSO Agreement”) shall be binding upon any successor to the Corporation. However, except upon a “change in control” (as defined in the NSSO Agreement), the Nonstatutory Option Plan and any options granted thereunder shall terminate upon the effective date of the Corporation’s dissolution or liquidation.

The Board may, from time to time, amend, modify, suspend, terminate or discontinue the Nonstatutory Option Plan without notice. However, no such action will adversely affect any Optionee’s rights under any then outstanding Nonstatutory Option without such Optionee’s prior written consent. In addition, approval of the Corporation’s shareholders shall be required for any modification or amendment of the Nonstatutory Option Plan that (a) increases the aggregate number of shares of common stock, (b) changes the provisions of the Nonstatutory Option Plan with respect to the determination of persons to whom Nonstatutory Options may be granted, or (c) otherwise materially increases the benefits accruing to Optionees under the Nonstatutory Option Plan. Consistent with the terms of the Nonstatutory Option Plan, the Board may modify any outstanding Nonstatutory Option pursuant to a written agreement with the Optionee.

Nonstatutory Options granted under the Nonstatutory Option Plan will not qualify for favorable income tax treatment. As a result, an Optionee will be taxed in the year in which a Nonstatutory Option is exercised. The excess of the fair market value of the stock at the time the Nonstatutory Option was exercised over the exercise price will be treated as ordinary income. Moreover, the Corporation will not be permitted to take a tax deduction at any time in connection with Nonstatutory Options. At its discretion, the Board may withhold from an Optionee’s director’s fees or any other amount due to such Optionee, if any, (or from shares being purchased upon the exercise of a Nonstatutory Option), the amount of any required tax withholdings for which the Corporation is responsible.

A copy of the Nonstatutory Option Plan is on file and may be inspected by any shareholder at the Corporation’s office in Dunn, North Carolina, and a copy will be available for inspection by any shareholder at the Annual Meeting. Additionally, any shareholder wishing to receive a copy of the Nonstatutory Option Plan free of charge should contact John Q. Shaw, Jr., President and Chief Executive Officer of the Corporation, at 700 West Cumberland Street, Dunn, North Carolina 28334.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 3 APPROVING AN AMENDMENT TO THE CORPORATION’S 2000 NONSTATUTORY STOCK OPTION PLAN.

PROPOSAL 4: APPROVAL OF AMENDMENT TO

2000 INCENTIVE STOCK OPTION PLAN

On January 20, 2004, the Board approved an amendment to the New Century Bancorp, Inc. 2000 Incentive Stock Option Plan (the “2000 Incentive Stock Option Plan”), subject to shareholder approval, to increase the shares available for issuance upon the exercise of options granted under the 2000 Incentive Stock Option Plan. The amendment, which will aid the Corporation in attracting and retaining the personnel necessary for its continued growth, provides that an aggregate of 62,940 shares will be added to the 110,682 shares currently reserved for issuance by the Corporation upon exercise of stock options granted from time to time under the 2000 Incentive Stock Option Plan. Options granted under the 2000 Incentive Stock Option Plan are intended to qualify as “incentive stock options” within the meaning of Section 422A of the Internal Revenue Code (the “Code”). Under the Code, options are afforded favorable tax treatment to recipients upon compliance with certain restrictions but do not result in tax deductions to the Corporation. The purpose of the 2000 Incentive Stock Option Plan is to increase the performance incentive for employees of the Corporation and its subsidiaries, to encourage the continued employment of current employees and to attract new employees by facilitating their purchase of a stock interest in the Corporation.

The 2000 Incentive Stock Option Plan is administered by the Board of Directors. No member of the Board who is not also an employee of the Corporation or one of its subsidiaries is eligible to receive options under the 2000 Incentive Stock Option Plan. Employees of the Corporation and its subsidiaries are eligible to receive options under the 2000 Incentive Stock Option Plan at no cost to them other than the option exercise price. Any options granted under the 2000 Incentive Stock Option Plan are subject to a five-year vesting schedule, whereby 20% of the options vest on each anniversary of the date of grant until all options are vested. Generally, the exercise price for options granted pursuant to the 2000 Incentive Stock Option Plan may not be less than 100% of the fair market value of the shares on the date of grant. No option will be exercisable more than ten years after the date that it is granted. In the case of an employee who owns more than 10% of the outstanding shares of common stock of the Corporation at the time the stock option is granted, the option price may not be less than 110% of the fair market value of the shares on the date of the grant, and the option shall not be exercisable more than five years from the date it is granted. The optionee cannot transfer or assign any option other than by will or in accordance with the laws of descent and distribution. In the event the optionee is discharged for cause or voluntary separation on the part of an optionee (but not separation due to retirement or disability) the options will immediately terminate. In the event of an optionee’s retirement, the options will continue to be exercisable for three months following retirement. In the event an optionee becomes disabled or dies, the options will continue to be exercisable for twelve months following the date of the disability or death. Common stock subject to options, which expire or terminate prior to the exercise of the options, shall lapse and such shares shall again be available for future grants under the 2000 Incentive Stock Option Plan.

The Corporation receives no monetary consideration at the time of granting the stock options. The consideration, if any, which the Corporation receives from the granting of such stock options is the further dedication of its employees in the performance of their responsibilities, duties, and functions on behalf of the Corporation. Upon exercise of options, the Corporation will receive payment of cash or stock from the optionee in exchange for shares issued.

Subject to alternative minimum tax rules under the Code, a recipient of a stock option under the 2000 Incentive Stock Option Plan will not be taxed upon either the grant of the option or on the date he or she exercises such option. Unless subject to the alternative minimum tax, a recipient will be taxed only upon the sale of the stock underlying the option and will be taxed on the difference between the option price and the sales price of the stock. The taxable amount will be treated as capital gain. If the incentive option requirements are satisfied, the Corporation will receive no corresponding deduction for any portion of the stock option.

A copy of the 2000 Incentive Stock Option Plan is on file and may be inspected by any shareholder at the Corporation’s office in Dunn, North Carolina, and a copy will be available for inspection by any shareholder at the Annual Meeting. Additionally, any shareholder wishing to receive a copy of the 2000 Incentive Stock Option Plan free of charge should contact John Q. Shaw, Jr., President and Chief Executive Officer of the Corporation, at 700 West Cumberland Street, Dunn, North Carolina 28334.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 4 APPROVING AN AMENDMENT TO THE CORPORATION’S 2000 INCENTIVE STOCK OPTION PLAN.

PROPOSAL 5: APPROVAL OF THE 2004 INCENTIVE STOCK OPTION PLAN

On January 20, 2004, the Board approved the New Century Bancorp, Inc. 2004 Incentive Stock Option Plan (the “2004 Incentive Stock Option Plan”) which provides for the issuance of options to purchase shares of the Corporation’s common stock (“Incentive Options”) to officers and other full-time employees of the Corporation and its subsidiaries (the “Optionees”). The purpose of the 2004 Incentive Stock Option Plan generally is to assist the Corporation in attracting and retaining employees whose interests are the same as those of shareholders, and to provide an additional incentive for employees to whom Incentive Options are granted to perform at levels that will enhance the Corporation’s financial performance and shareholder value. The Board’s approval of the 2004 Incentive Stock Option Plan is subject to approval by the Corporation’s shareholders.

The 2004 Incentive Stock Option Plan will be administered by the Corporation’s Board of Directors and generally provides for the issuance and sale of an aggregate of 56,418 shares of the Corporation’s common stock (subject to adjustment as described below) upon the exercise of Incentive Options. The Board is authorized to determine the persons to whom and numbers of shares for which Incentive Options will be granted, to interpret and construe the terms and provisions of the 2004 Incentive Stock Option Plan and to make rules and other determinations relating to and reasonable or advisable in administering the 2004 Incentive Stock Option Plan. The 2004 Incentive Stock Option Plan provides that, to the extent permitted by applicable law, members of the Board will be indemnified by the Corporation for certain legal expenses and liability incurred in connection with the administration of the 2004 Incentive Stock Option Plan.

The price per share (the “Exercise Price”) of common stock covered by each Incentive Option granted shall be set by the Board at the time the Incentive Option is granted, but shall not be less than 100% of the fair market value (as determined by the Board) of a share of common stock at the time the Incentive Option is granted (or 110% in the case of an Incentive Option granted to an Optionee who owns more than 10% of the voting power of the Corporation’s common stock). The fair market value of a share of common stock at the date of grant shall be determined according to the 2004 Incentive Stock Option Plan in the following manner: (1) if on the date of grant the common stock of the Corporation is traded on a securities exchange, the fair market value will be equal to the mean of the closing sales price as reported on each of the five trading days immediately preceding the date of grant, provided that if a closing sales price is not reported for each of the five trading days immediately preceding the date of grant, the fair market value shall be equal to the mean of the closing sales prices on those trading days for which such price is available; (2) if the common stock of the Corporation is not listed on any exchange or no closing sales prices are reported on an exchange, but quotations for the common stock are regularly listed on NASDAQ or another comparable system, the fair market value shall be equal to the mean of the average of the closing bid and asked prices as quoted on such system for each of the five trading days preceding the date of grant, provided that if closing bid and asked prices are not available for each of the five trading days, the fair market value shall be equal to the mean of the average of the closing bid and asked prices on those trading days during the five-day period for which such prices are available; or (3) if the common stock is not quoted on NASDAQ or another comparable system, or no such quotations are available on NASDAQ, the fair market value shall be the average of the closing bid and asked prices furnished by a professional securities dealer making a market in the shares of common stock, as selected by the Board, for the trading date first preceding the date of grant. If the Board determines that the price as determined above does not represent the fair market value of the shares of common stock on the date of grant, the Board may then consider such other factors as it deems appropriate in determining the fair market value.

Each Incentive Option will become exercisable as specified by the Board at the time of grant, and will expire and may not thereafter be exercised after the earlier of:

(i)	the expiration date set by the Board at the time of grant (which in any event may be no more than five years in the case of an Incentive Option granted to an Optionee who owns more than 10% of the voting power of the Corporation’s common stock or, in the case of all other Optionees, no more than 10 years after the date of grant);

(ii)	the date the Optionee resigns or on which his or her employment is terminated for “cause” (as defined in the Incentive Option Plan);

(iii)	three months following the termination of the Optionee’s employment as a result of his or her retirement or following a “change in control”;

(iv)	twelve (12) months following the termination of Optionee’s employment as a result of his or her disability; or

(v)	twelve (12) months after Optionee’s death: (1) while employed; (2) during the three months after Optionee’s termination as a result of Optionee’s retirement or following a “change in control”; or (3) during the twelve (12) months after Optionee’s termination as a result of disability; but in any event, no later than the end of the option period provided in the Optionee’s option agreement.

The aggregate fair market value (determined as of the date of grant) of common stock for which such Incentive Options may be exercised for the first time in any calendar year may not exceed $100,000, and in connection with any Incentive Option granted, the Board may impose such other restrictions or conditions as it may deem appropriate. Incentive Options granted pursuant to the 2004 Incentive Stock Option Plan are subject to a three-year vesting schedule whereby 0% of the options are vested on the date of grant, and 33.3% of the options granted vest on each anniversary of the date of grant until such options are fully vested on the third anniversary of the date of grant.

No monetary consideration will be received by the Corporation upon the grant of an Incentive Option. In order to exercise an Incentive Option, the Optionee must give the Corporation written notice of exercise and pay the aggregate exercise price for shares being purchased. Such payment must be made in cash. Optionees will have no rights as shareholders of the Corporation with respect to any shares covered by Incentive Options granted to them until those Incentive Options have been exercised and the exercise price of such shares has been paid to the Corporation.

In the event of increases, decreases or changes in the Corporation’s outstanding common stock resulting from a stock dividend, recapitalization, reclassification, stock split, combination or similar event, or resulting from an exchange of shares or merger or other reorganization in which the Corporation is the surviving entity, the Board shall make equitable proportionate adjustments in the aggregate number and kind of shares under the 2004 Incentive Stock Option Plan, the number and kind of shares covered by each then outstanding Incentive Option, and in the Exercise Price of each unexercised Incentive Option. Unless amended by the Board, the standard Incentive Stock Option Agreement (the “ISO Agreement”) shall be binding upon any successor to the Corporation. However, except upon a “change in control” (as defined in the ISO Agreement), the 2004 Incentive Stock Option Plan and any options granted thereunder shall terminate upon the effective date of the Corporation’s dissolution or liquidation.

The Board may, from time to time, amend, modify, suspend, terminate or discontinue the 2004 Incentive Stock Option Plan without notice. However, no such action will adversely affect any Optionee’s rights under any then outstanding Incentive Option without such Optionee’s prior written consent, and, except as shall be required to comport with changes in the Code. Any modification or amendment of the 2004 Incentive Stock Option Plan that (a) increases the aggregate number of shares of common stock covered by the 2004 Incentive Stock Option Plan, (b) changes the provisions of the 2004 Incentive Stock Option Plan with respect to the determination of persons to whom Incentive Options may be granted, or (c) otherwise materially increases the benefits accruing to Optionee’s under the 2004 Incentive Stock Option Plan, shall be subject to the approval of the Corporation’s shareholders. Consistent with the terms of the 2004 Incentive Stock Option Plan, the Board may modify any outstanding Incentive Option pursuant to a written agreement with the Optionee.

Incentive Options granted under the 2004 Incentive Stock Option Plan are intended to qualify for certain favorable income tax treatment. Under the Code, an Optionee is not taxed in the year in which an Incentive Option is exercised. If an Optionee holds stock purchased upon the exercise of an Incentive Option for a period of at least two years following the date of grant and at least one year from the date the Incentive Option is exercised (or dies while owning the stock) then, upon disposition of the stock (or upon death while owning the stock), he or she will realize a capital gain equal to the excess of the sale price of the stock over the exercise price. If the Optionee disposes of the stock before the holding periods have expired, the excess of the fair market value of the stock at the time the Incentive Option was exercised over the exercise price will be treated as ordinary income. The Corporation will not be permitted to take a tax deduction at any time in connection with Incentive Options unless stock purchased upon exercise is disposed of prior to expiration of the two holding periods. At its discretion, the Board may withhold from an Optionee’s salary or any other amount due to such Optionee (or from shares being purchased upon the exercise of an Incentive Option) the amount of any required tax withholdings for which the Corporation is responsible.

A copy of the 2004 Incentive Stock Option Plan is on file and may be inspected by any shareholder at the Corporation’s office in Dunn, North Carolina, and a copy will be available for inspection by any shareholder at the Annual Meeting. Additionally, any shareholder wishing to receive a copy of the 2004 Incentive Stock Option Plan free of charge should contact John Q. Shaw, Jr., President and Chief Executive Officer of the Corporation, at 700 West Cumberland Street, Dunn, North Carolina 28334.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 5 APPROVING THE NEW CENTURY BANCORP, INC. 2004 INCENTIVE STOCK OPTION PLAN.

PROPOSAL 6: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed the firm of Dixon Hughes PLLC Certified Public Accountants, as the Corporation’s independent public accountants for 2004. A representative of Dixon Hughes PLLC is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he desires to do so.

The Corporation has paid Dixon Hughes PLLC fees in connection with its assistance in the Corporation’s annual audit and review of the Corporation’s financial statements. Sometimes, the Corporation engages Dixon Hughes PLLC to assist in other areas of financial planning. The following table sets forth the fees paid to Dixon Hughes PLLC in various categories in 2003.

AUDIT FEES

Category	Amount Paid in 2003	Amount Paid in 2002
Audit Fees(1):	$35,462	$27,002
Audit-Related Fees(2):	6,273	2,376
Tax Fees(3):	3,920	4,300
All Other Fees:	-0-	-0-

Total Fees Paid:	$45,655	$33,678

(1)	Includes fees for audits of annual consolidated financial statements, reviews of consolidated financial statements included in quarterly reports on Form 10-QSB, report production assistance relating to said financial statements and related documents

(2)	Includes fees for services related to offering of common stock, holding company reorganization and accounting consultations

(3)	Includes fees for services relating to tax planning, preparation and compliance

All services rendered by Dixon Hughes PLLC during 2003 and 2002 were subject to pre-approval by the Audit Committee.

The Audit/Compliance Committee has considered whether Dixon Hughes PLLC’s provision of other non-audit services to the Corporation is compatible with maintaining independence of Dixon Hughes PLLC. The Audit/Compliance Committee has determined that it is compatible with maintaining the independence of Dixon Hughes PLLC.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 6 RATIFICATION OF DIXON HUGHES PLLC AS THE CORPORATION’S INDEPENDENT PUBLIC ACCOUNTANTS FOR 2004.

OTHER MATTERS

The Board of Directors knows of no other business that will be brought before the Annual Meeting. Should other matters properly come before the meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters.

PROPOSALS FOR 2005 ANNUAL MEETING

It is anticipated that the 2005 Annual Meeting will be held on a date during May 2005. Any proposal of a shareholder which is intended to be presented at the 2005 Annual Meeting must be received by the Corporation at its main office in Dunn, North Carolina no later than November 15, 2004, in order that any such proposal be timely received for inclusion in the proxy statement and appointment of proxy to be issued in connection with that meeting. If a proposal for the 2005 Annual Meeting is not expected to be included in the proxy statement for that meeting, the proposal must be received by the Corporation by February 15, 2005 for it to be timely received for consideration. The proxy holders will use their discretionary authority for any proposals received thereafter.

SHAREHOLDER COMMUNICATIONS

The Corporation does not currently have a formal policy regarding shareholder communications with the Board of Directors, however, any shareholder may submit written communications to Brenda B. Bonner, Secretary, New Century Bancorp, Inc., 700 West Cumberland Street, Dunn, North Carolina 28334, whereupon such communications will be forwarded to the Board of Directors if addressed to the Board of Directors as a group or to the individual director or directors addressed.

ADDITIONAL INFORMATION

A COPY OF THE CORPORATION’S 2003 ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED WITHOUT CHARGE TO ANY SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING UPON THAT SHAREHOLDER’S WRITTEN REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO JOHN Q. SHAW, JR., PRESIDENT, NEW CENTURY BANCORP, INC., 700 WEST CUMBERLAND STREET, DUNN, NORTH CAROLINA 28334, (910) 892-7080.

EXHIBIT A

Bylaws

New Century Bancorp, Inc.

ARTICLE III

Section 2. Number, Term and Qualifications: The number of directors constituting the Board of Directors of the Corporation shall be not less than six (6) nor more than fifteen (15) as from time to time may be fixed or changed within said minimum and maximum by the shareholders or by a majority of the full Board of Directors. If there are nine (9) or more directors, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the first annual meeting of shareholders after their election, the term of office of the second class to expire at the second annual meeting of shareholders after their election, and the term of office of the third class to expire at the third annual meeting of shareholders after their election. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of three years or until their successors are elected and shall qualify. In the event of any increase or decrease in the number of directors, the additional or eliminated directorships shall be so classified or chosen so that all classes of directors shall remain and become equal in number, as nearly as possible. In the event of the death, resignation, retirement, removal or disqualification of a director, a successor shall be elected to serve only until the next meeting of shareholders at which directors are elected.

Each director shall retire from the Board of Directors on the date of his or her seventieth (70th) birthday provided, however, that any director serving as an initial director shall retire from the Board of Directors upon his or her eightieth (80th) birthday. Any vacancy created by such retirement shall be filled in accordance with the provisions of these Bylaws.

EXHIBIT B

NOMINATING COMMITTEE CHARTER

Purpose

The Nominating Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of New Century Bancorp, Inc. (the “Company”): (i) to assist the Board, on an annual basis, by identifying individuals qualified to become Board members, and to recommend to the Board the director nominees for the next meeting of shareholders at which directors are to be elected; (ii) to assist the Board by identifying individuals qualified to become Board members, in the event the Board determines that a vacancy on the Board exists and that such vacancy should be filled; and (iii) to recommend to the Board, on an annual basis, director nominees for each Board committee, in the event the Chair of the Board delegates such responsibility to the Nominating Committee

Committee Membership

The Committee shall consist of no fewer than three members, each of whom shall be a director of the Company. Each member of the Committee shall: (i) be “independent” as defined by applicable NASDAQ listing standards; and (ii) shall meet all other applicable legal requirements. The Committee will also consider the absence or presence of material relationships with the Company which might impact independence. Members shall be appointed and removed by the Board. A majority of the members of the Committee shall constitute a quorum.

Operations

The Committee shall meet at least once a year. Additional meetings may occur as the Committee deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings, and will report its actions to the next meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

Authority

The Committee will have the resources and authority necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants, as it deems appropriate. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

The Committee shall have the authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms, at the Company’s expense.

The Committee, and each member of the Committee in his or her capacity as such, shall be entitled to rely, in good faith, on information, opinions, reports or statements, or other information prepared or presented to them by (i) officers and other employees of the Company or its subsidiaries, whom such member believes to be reliable and competent in the matters presented, (ii) counsel, public accountants or other persons as to matters which the member believes to be within the professional competence of such person.

Committee Responsibilities

The Committee shall have the responsibility to develop and recommend criteria for the selection of new directors to the Board, which criteria shall include, but not be limited to, the criteria set forth in Article III, Section 3 of the Company’s bylaws. The Committee shall have the power to apply such criteria in connection with the identification of individuals to be Board members, as well as to apply the standards imposed by all applicable federal laws and the underlying purpose and intent thereof in connection with such identification process.

When vacancies occur on the Board or otherwise at the direction of the Board, the Committee shall actively seek individuals whom the Committee determines meet such criteria and standards for recommendation to the Board as nominee(s).

The Committee shall recommend to the Board, on an annual basis, nominees for election as directors for the next annual meeting of shareholders.

The Committee shall recommend to the Board the nominees for appointment to committees of the Board on at least an annual basis. The Committee shall make other reports to the Board when the Committee deems it appropriate or upon request of the Board.

REVOCABLE PROXY

NEW CENTURY BANCORP, INC.

700 West Cumberland Street

Dunn, North Carolina 28334

APPOINTMENT OF PROXY

SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints J. Gary Ciccone, Oscar N. Harris, and C. L. Tart, Jr. (the “Proxies”), or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of New Century Bancorp, Inc. (the “Corporation”) held of record by the undersigned on April 9, 2004, at the Annual Meeting of Shareholders of the Corporation to be held at the Dunn Community Center, 205 Jackson Road, Dunn, North Carolina, at 10:00 a.m. on May 26, 2004, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this Appointment of Proxy be voted as follows on the proposals listed below:

1. RATIFICATION OF ARTICLE III SECTION 2 OF THE BYLAWS: Proposal to ratify Article III Section 2 of the Bylaws of the Corporation which provides for the staggering of the terms of directors.

FOR	AGAINST	ABSTAIN

2. ELECTION OF DIRECTORS: Proposal to elect nine directors of the Corporation for terms of one, two and three years, as indicated, or, in the event that Proposal 1 is not approved, for terms of one year.

FOR all nominees listed below	WITHHOLD AUTHORITY
(except as indicated otherwise below).	to vote for all nominees listed below

NOMINEES:

Three Year Term
C. L. Tart, Jr.
Carlie C. McLamb
J. Gary Ciccone

Two Year Term
Oscar N. Harris
John Q. Shaw, Jr.
John McCauley

One Year Term
Gerald W. Hayes
T.C. Godwin
Anthony Rand

Instruction:	To withhold authority to vote for one or more nominees, write that nominee’s name on the line below.

3. APPROVAL OF AMENDMENT TO 2000 NONSTATUTORY STOCK OPTION PLAN: Proposal to approve an amendment to the Corporation’s 2000 Nonstatutory Stock Option Plan increasing the number of options available for grant under the plan by 119,358 options.

FOR	AGAINST	ABSTAIN

4. APPROVAL OF AMENDMENT TO 2000 INCENTIVE STOCK OPTION PLAN: Proposal to approve an amendment to the Corporation’s 2000 Incentive Stock Option Plan increasing the number of options available for grant under the plan by 62,940 options.

FOR	AGAINST	ABSTAIN

5. APPROVAL OF 2004 INCENTIVE STOCK OPTION PLAN: Proposal to approve the Corporation’s 2004 Incentive Stock Option Plan.

FOR	AGAINST	ABSTAIN

6. RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS: Proposal to ratify the appointment of Dixon Hughes PLLC as the Corporation’s independent public accountants for 2004.

FOR	AGAINST	ABSTAIN

7. OTHER BUSINESS: On such other matters as may properly come before the Annual Meeting, the Proxies are authorized to vote the shares represented by this Appointment of Proxy in accordance with their best judgment.

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS ABOVE. IN THE ABSENCE OF INSTRUCTIONS, THE PROXIES WILL VOTE SUCH SHARES “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 2 ABOVE AND “FOR” PROPOSALS 1, 3, 4, 5 AND 6 ABOVE. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY OF THE NOMINEES LISTED IN PROPOSAL 2 FOR ANY REASON HAVE BECOME UNAVAILABLE FOR ELECTION OR UNABLE TO SERVE AS DIRECTORS, THE PROXIES HAVE THE DISCRETION TO VOTE FOR A SUBSTITUTE NOMINEE OR NOMINEES. THIS APPOINTMENT OF PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE CORPORATION AN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR

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BY ATTENDING THE ANNUAL MEETING AND REQUESTING THE RIGHT TO VOTE IN PERSON.

Date: , 2004

(SEAL)
(Signature)

(SEAL)
(Signature, if shares held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: TO INSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING IF YOU SO DESIRE.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

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